UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2016

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

180 State Street, Suite 225

Southlake, Texas 76092

(Address of principal executive office) (Zip Code)

(817) 865-5830
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On February 8, 2016, the Board of Directors of Emerge Energy Services GP LLC (the “General Partner”) appointed Deborah Deibert as the General Partner’s Chief Financial Officer, effective immediately.

In this role, Ms. Deibert will act as the principal financial officer of the General Partner of Emerge Energy Services LP (the “Partnership”). Prior to her appointment as Chief Financial Officer, Ms. Deibert, age 51, served as the Chief Accounting Officer of the General Partner and as Senior Director of Financial Reporting prior to that role. Prior to her employment with the General Partner, Ms. Deibert served as the Senior Director of Financial Reporting of FTS International, Inc. from 2011 until 2013. From 2007 until 2011, Ms. Deibert was Senior Director of SEC Reporting & International Finance of Blockbuster Inc. and prior to that held various finance and accounting positions since 1988.  Ms. Deibert holds a B.B.A. in accounting from the University of Texas at Arlington.

In connection with Ms. Deibert’s appointment, the General Partner provided Ms. Deibert with a promotion letter (the “CFO Promotion Letter”), pursuant to which, starting on February 8, 2016, Ms. Deibert will serve as the Chief Financial Officer of the General Partner.

The CFO Promotion Letter provides that, effective as of her promotion date, Ms. Deibert’s new annual base salary will be $280,000 and Ms. Deibert’s target annual cash bonus opportunity will be increased to an amount equal to 50% of Ms. Deibert’s annual base salary.  In addition, in the event Ms. Deibert becomes entitled to severance payments and benefits pursuant to her employment letter, dated October 19, 2015 (the “Deibert Employment Letter”), Ms. Deibert will be entitled to a lump sum payment equal to 9 months (rather than 6 months) of Ms. Deibert’s then-current annual base salary, in addition to any other payments and benefits provided for in the Deibert Employment Letter.  The terms of the Deibert Employment Letter will otherwise remain unchanged.

In connection with Ms. Deibert’s appointment, Ms. Deibert was granted an award of 14,000 partnership phantom units (the “CFO Phantom Unit Award”).  The CFO Phantom Unit Award will vest with respect to 50% of the covered units on each of the first and second anniversaries of January 1, 2016, subject to Ms. Deibert’s continued service with the General Partner.  The CFO Phantom Unit Award will be made pursuant to the Partnership’s 2013 Long-Term Incentive Plan (the “LTIP”), and will be issued in tandem with fully-vested distribution equivalent rights.  In the event of a “change in control” (as defined in the LTIP), the CFO Phantom Unit Award will accelerate and vest in full, subject to Ms. Deibert’s continued service with the General Partner until immediately prior to such change in control.

There are no family relationships between Ms. Deibert and any director or other executive officer of the General Partner and she was not selected by the General Partner’s board of directors to serve as CFO pursuant to any arrangement or understanding with any person. Ms. Deibert has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Accounting Officer

Also on February 8, 2016, the Board of Directors of the General Partner appointed Nadya Kurani as the General Partner’s Chief Accounting Officer to replace Ms. Deibert, effective upon Ms. Deibert’s promotion to Chief Financial Officer.

In this role, Ms. Kurani will act as the principal accounting officer of the General Partner. Prior to her appointment as Chief Accounting Officer, Ms. Kurani, age 42, served as the Director of Financial Reporting of the General Partner and as Financial Reporting Manager prior to that role.  Prior to her employment with the General Partner, Ms. Kurani served as Financial Reporting Manager of Dave & Buster’s Entertainment, Inc. from April 2013 to November 2014.

Prior to that role, Ms. Kurani served at American Eagle Airlines as Accounting Manager from February 2012 to April 2013 and Financial Reporting Manager from June 2011 to January 2012. From September 2009 to June 2011, Ms. Kurani served as Financial Reporting Manager at Thomas Group, Inc. and prior to that held various accounting positions since 2003. Ms. Kurani holds a B.B.A. in accounting from Midwestern State University.

In connection with Ms. Kurani’s appointment, on February 8, 2016, the General Partner provided Ms. Kurani with a promotion letter (the “CAO Promotion Letter”), pursuant to which, starting on February 8, 2016, Ms. Kurani will serve as the Chief Accounting Officer of the General Partner.

The CAO Promotion Letter provides that, effective as of her promotion date, Ms. Kurani’s new annual base salary will be $165,000 and Ms. Kurani’s target annual cash bonus opportunity will be increased to an amount equal to 45% of Ms. Kurani’s annual base salary.  In addition, in the event Ms. Kurani becomes entitled to severance payments and benefits pursuant to her promotion letter, dated October 12, 2015 (the “Prior Kurani Promotion Letter”), Ms. Kurani will be entitled to a lump sum payment equal to 6 months (rather than 3 months) of Ms. Kurani’s then-current annual base salary.  The terms of the Prior Kurani Promotion Letter, including Ms. Kurani’s eligibility to participate in health, welfare and retirement plans maintained by the General Partner, will otherwise remain unchanged.

In connection with Ms. Kurani’s appointment, Ms. Kurani was granted an award of 7,000 Partnership phantom units (the “CAO Phantom Unit Award”).  The CAO Phantom Unit Award will vest with respect to 50% of the covered units on each of the first and second anniversaries of January 1, 2016, subject to Ms. Kurani’s continued service with the General Partner.  The CAO Phantom Unit Award will be made pursuant to the LTIP, and will be issued in tandem with fully-vested distribution equivalent rights.  In the event of a “change in control” (as defined in the LTIP), the CAO Phantom Unit Award will accelerate and vest in full, subject to Ms. Kurani’s continued service with the General Partner until immediately prior to such change in control.

There are no family relationships between Ms. Kurani and any director or other executive officer of the General Partner and she was not selected by the General Partner’s board of directors to serve as Chief Accounting Officer pursuant to any arrangement or understanding with any person. Ms. Kurani has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Retention Bonus Letters

Also on February 8, 2016, the General Partner provided Ms. Deibert with a retention bonus letter (the “Retention Bonus Letter”) pursuant to which Ms. Deibert will receive a one-time retention bonus in an amount equal to $46,666, subject to her continued employment with the General Partner until September 30, 2016 (such period of time, the “Retention Period”) or her termination of employment without “cause” (as defined in the CFO Promotion Letter) prior to that date.  The retention bonus will also become payable in the event a “change in control” (as defined in the LTIP) occurs during the Retention Period, and Ms. Deibert either remains employed by the General Partner until immediately prior to the change in control or she is terminated without “cause” prior to such change in control.  Payment of the retention bonuses will be subject to Ms. Deibert’s timely execution and non-revocation of a general release of claims in a form provided by the General Partner.

The foregoing description of the CFO Promotion Letter, Prior Kurani Promotion Letter, CAO Promotion Letter and Retention Bonus Letter is not complete and is subject to and qualified in its entirety by the terms of these documents, copies of which will be attached as exhibits to the Partnership’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: February 10, 2016	By:	/s/ Deborah Deibert
		Name:	Deborah Deibert
		Title:	Chief Financial Officer